Exhibit 5.1

September 15, 2020

Healthcare Trust, Inc.

650 Fifth Avenue, 30th Floor

New York, New York 10019

Re:            Registration Statement on Form S-11

Ladies and Gentlemen:

We have served as Maryland counsel to Healthcare Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to $15,000,000 additional aggregate offering price of shares (the “Shares”) of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), of the Company, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares may be offered for sale in one or more transactions by the selling stockholder identified in the Registration Statement, B. Riley Principal Capital, LLC (the “Selling Stockholder”), on the terms and conditions set forth in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.       The Registration Statement and the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;

2.       The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.       The form of Articles Supplementary of the Company relating to the classification of additional shares of preferred stock, $0.01 par value per share, of the Company as shares of Series A Preferred Stock (the “Articles Supplementary”), certified as of the date hereof by an officer of the Company;

4.       The Amended and Restated Bylaws of the Company, as amended by Amendment No. 1, certified as of the date hereof by an officer of the Company;

5.       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Healthcare Trust, Inc.

September 15, 2020

6.       Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) and a duly authorized committee thereof relating to, among other matters, (a) the authorization of the sale, issuance and registration of the Shares and (b) the delegation to designated officers of the Company (the “Authorized Officers”) of the power to determine the number and price of the Shares and certain other matters in connection with the issuance of the Shares, subject to the Resolutions, certified as of the date hereof by an officer of the Company;

7.       The Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company, Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership, and the Selling Stockholder;

8.       A certificate executed by an officer of the Company, dated as of the date hereof; and

9.       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Healthcare Trust, Inc.

September 15, 2020

5.                  The Shares will not be issued in violation of any restriction or limitation contained in the Charter or the Articles Supplementary.

6.                  Upon the issuance of any of the Shares, the total number of shares of Series A Preferred Stock issued and outstanding will not exceed the total number of shares of Series A Preferred Stock that the Company is then authorized to issue under the Charter.

7.                  The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Purchase Agreement will be authorized and approved by the Board, a duly authorized committee thereof, or by the Authorized Officers, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions prior to the issuance thereof, and the Articles Supplementary will be filed with and accepted for record by the SDAT (the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                  The issuance of the Shares has been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with the Purchase Agreement, the Resolutions (and any other resolutions adopted by the Board with respect thereto) and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Healthcare Trust, Inc.

September 15, 2020

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP